Exhibit 99.1

DCP Midstream Partners Announces Pricing of Upsized Common Unit Offering

DENVER- February 28, 2013—DCP Midstream Partners, LP (NYSE:DPM) (the “Partnership”) announced today that it has priced an underwritten public offering of 11,000,000 common units representing limited partner interests at $40.63 per common unit. The offering is expected to close on March 6, 2013. The Partnership also granted the underwriters a 30-day option to purchase up to 1,650,000 additional common units.

The Partnership intends to use the net proceeds from this offering, including the proceeds from any exercise of the underwriters’ option to purchase additional common units, to repay indebtedness outstanding under its revolving credit facility and for general partnership purposes.

Wells Fargo Securities, BofA Merrill Lynch, Barclays, Citigroup, Morgan Stanley, Credit Suisse, Deutsche Bank Securities, J.P. Morgan and RBC Capital Markets acted as joint book-running managers for the offering. Stifel, Ladenburg Thalmann & Co. Inc. and BB&T Capital Markets acted as co-managers for the offering.

When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from any of the underwriters by contacting:

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

cmclientsupport@wellsfargo.com

Phone: (800) 326-5897

BofA Merrill Lynch

222 Broadway

New York, New York 10038

Attn: Prospectus Department

dg.prospectus_requests@baml.com

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (888) 603-5847

barclaysprospectus@broadridge.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (800) 831-9146

batprospectusdept@citi.com

Morgan Stanley

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, New York 10014

Phone: (866) 718-1649

prospectus@morganstanley.com

Credit Suisse

Attn: Prospectus Department

One Madison Avenue

New York, New York 10010

Phone: (800) 221-1037

newyork.prospectus@credit-suisse.com

Deutsche Bank Securities

Attn: Prospectus Group

60 Wall Street

New York, New York 10005-2836

Phone: (800) 503-4611

prospectus.cpdg@db.com

J.P. Morgan

Attn: Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (866) 803-9204

RBC Capital Markets

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281-8098

Attn: Equity Syndicate

Phone: (877) 822-4089

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering is being made only by means of a prospectus and related prospectus supplement.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy Corp. and Phillips 66.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common unit offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and related prospectus supplement. The statements herein speak only as of the date of this press release. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DCP Midstream Partners

Media and Investor Relations:

Jonni Anwar, 303-605-1868

or

24-Hour: 303-887-5419